UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 5, 2020

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200		80203
Denver,	Colorado	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 5, 2020, SM Energy Company, a Delaware corporation (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the institutions named therein as Lenders that are party thereto. Capitalized terms used but not defined herein have the meanings as ascribed to such terms in the Credit Agreement.
The Fourth Amendment modifies the Credit Agreement to reduce the amount of secured second lien debt that the Company may incur in connection with the Exchange Offer or any similar exchange from $900.0 million to $827.5 million. In addition, the Fourth Amendment permits the Company to grant a second-priority security interest to the holders of the Company’s outstanding 1.500% Senior Convertible Notes due 2021 (the “2021 Notes”) to secure the Company’s obligations under the 2021 Notes. As a result, the Company may grant second lien security interests on debt incurred in the Exchange Offer plus the existing 2021 Notes in an aggregate amount up to $1.0 billion.
The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01    Other Events.
On May 5, 2020, the Company issued a press release announcing its entry into the Fourth Amendment described above.
On May 5, 2020, the Company issued a press release announcing that it has amended its previously announced private exchange offers (the “Exchange Offers”) to (i) withdraw its offer to exchange and solicit consents for the 2021 Notes, (ii) reduce the “Maximum Exchange Amount” of New Notes that the Company will issue in the Exchange Offers from $900.0 million to $825.0 million aggregate principal amount of New Notes, (iii) modify the “Acceptance Priority Cap” to apply to Acceptance Priority Levels equal or lower to Acceptance Priority 2, and (iv) remove all references to the “New 2022 Notes” (as defined in the Offering Memorandum).
The terms and conditions of the Exchange Offers and Consent Solicitations are set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated April 29, 2020 as supplemented by Supplement No. 1 to the Offering Memorandum, dated May 5, 2020 (the “Offering Memorandum”).
Copies of these press releases are furnished hereto as Exhibit 99.1 and 99.2, respectively. In accordance with General Instruction B.2. of Form 8-K, these press releases are deemed “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1*
Fourth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of May 5, 2020, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the institutions named therein as Lenders that are a party thereto

99.1	Press release of SM Energy Company dated May 5, 2020, entitled "SM Energy Company Announces Amendment to Credit Agreement"
99.2	Press release of SM Energy Company dated May 5, 2020, entitled “SM Energy Company Announces Amendments to Exchange Offers and Consent Solicitations”
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

*	Filed with this report.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	May 5, 2020	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel, and Corporate Secretary